UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2012

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

HAWKER BEECHCRAFT NOTES COMPANY

(Exact name of registrant as specified in its charter)

Delaware Delaware	333-147828 333-147828-08	71-1018770 20-8650498
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

10511 East Central, Wichita, Kansas		67206
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (316) 676-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 1.01. Entry Into a Material Definitive Agreement.

Forbearance Agreement and Third Amendment to Credit Agreement

On March 27, 2012, Hawker Beechcraft, Inc. (the “Company”) entered into the Forbearance Agreement and Third Amendment to Credit Agreement (the “Agreement”) by and among the Company, Hawker Beechcraft Acquisition Company LLC (“HBAC”) and Hawker Beechcraft Limited (“HBL” and together with HBAC, the “Borrowers”), the Guarantors (as defined therein) Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent (the “Agent”) and certain lenders (the “Lenders”) party to the Borrowers’ Credit Agreement (as defined below). The Agreement amends and relates to the Company’s Credit Agreement, dated as of March 26, 2007, by and among the Company, the Borrowers, the Guarantors party thereto, the Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, Citicorp North America, Inc., as Documentation Agent, Credit Suisse Securities (USA) LLC and Goldman Sachs Credit Partners L.P., as Joint Lead Arrangers, and Lehman Brothers Inc. and UBS Securities LLC, as Joint Bookrunners, as amended by the First Amendment thereto on December 19, 2008, the Second Amendment thereto on November 9, 2009 and the Incremental Facility Supplement Agreement dated November 25, 2009 (the “Credit Agreement”).

Third Amendment to Credit Agreement - Senior Tranche Advance

The Agreement includes certain amendments (collectively, the “Third Amendment”) to the Credit Agreement and related Loan Documents (as defined in the Agreement) implementing a new $124.5 million senior tranche term loan (the “Senior Tranche Advance”), the proceeds of which will be used by HBAC to fund its ongoing operations.

Pursuant to the terms of the Third Amendment, HBAC borrowed the full amount of the Senior Tranche Advance on March 27, 2012. The Senior Tranche Advance matures on June 29, 2012 and interest on such amount is payable, at the Borrowers’ election, at the Credit Agreement’s base rate plus 11.00% or the Eurocurrency rate plus 12.00% (with the Eurocurrency rate subject to a 2.00% floor).

A portion of the Senior Tranche Advance equal to $16.0 million will be made available to HBAC solely to cash collateralize letters of credit HBAC may request be issued during the period prior to the maturity date of the Senior Tranche Advance.

The Senior Tranche Advance is secured by the assets of the Loan Parties (as defined in the Credit Agreement) and certain of HBAC’s affiliates in accordance with the terms of, and subject to the priorities set forth in, the U.S. Pledge and Security Agreement and the Senior Aircraft Security Agreement (each as defined below). HBAC agreed to cause certain additional subsidiaries to become obligated under the Credit Agreement and grant security interests in their assets to secure their obligations owed under the Credit Agreement.

As part of the Agreement, the Borrowers agreed to operate in compliance with a net cash flow budget subject to variances, tested periodically.

Forbearance Related Agreements

In connection with entry into the Agreement, the Lenders agreed also to waive compliance with certain obligations under the Credit Agreement and to forbear from exercising remedies with respect to certain known or anticipated events. Lenders currently holding more than 70% of the Borrowers’ outstanding indebtedness under the Credit Agreement (as amended) have agreed to defer, until June 29, 2012 (the “Forbearance Period”), the Borrowers’ obligation to make certain interest payments on the Borrowers’ senior secured revolving and term loans under the Credit Agreement when due and have granted the Borrowers relief from certain existing loan covenants under the Credit Agreement during the Forbearance Period.

Also during the Forbearance Period, the Lenders agreed to standstill with respect to listed events that have occurred or may occur during the Forbearance Period, including the Borrowers’ failure to satisfy the financial covenants set forth in the Credit Agreement as of December 31, 2011, obtain an audit for the fiscal year ended December 31, 2011 without a going concern qualification and certain other events.

The Forbearance Period is subject to the Borrowers’ continuing compliance with the terms of the Credit Agreement (as amended by the Third Amendment and subject to the waivers granted pursuant to the Agreement) and satisfaction of milestones including (i) delivery of a 2012 business plan on or prior to March 31, 2012 and (ii) delivery of a restructuring term sheet and financing term sheet on terms acceptable to the Lenders on or prior to April 30, 2012 (which date automatically extends to May 15, 2012 if holders of more than a majority of the 8.500% Senior Fixed Rate Notes due 2015 and the 8.875%/ 9.625% Senior PIK Election Notes due 2015 of HBAC and Hawker Beechcraft Notes Company have agreed to forbear from exercising remedies under the related indenture).

As part of the Agreement, HBAC paid the Lenders a fee in the aggregate amount of 5.00% of the Senior Tranche Advance and the Agent a transaction fee in the amount of $450,000.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 10.1 hereto, and incorporated into this Current Report on Form 8-K by reference.

Security Agreements

First Amendment to the U.S. Pledge and Security Agreement

In connection with entry into the Agreement, the Company and HBAC entered into the First Amendment to the U.S. Pledge and Security Agreement on March 27, 2012 (the “First Amendment”) pursuant to which they modified certain existing terms of, and granted additional rights under, the U.S. Pledge and Security Agreement entered into as of March 26, 2007 by and among the Company, HBAC, the other Guarantors party thereto and the Agent (as amended by the First Amendment, the “U.S. Pledge and Security Agreement”).

Among other things, the Company and HBAC agreed, in the First Amendment, to cooperate with the Agent to perfect security interests in certain identified aircraft, engines, propellers and related assets, including by way of filing mortgages with the Federal Aviation Administration, and to identify the proceeds from the sale of such aircraft. In addition, the Company and HBAC agreed to cooperate with the Agent to perfect security interests in cash, other than certain excluded cash (such excluded cash including customer deposits).

The foregoing summary of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, which is filed as Exhibit 10.2 hereto and incorporated into this Current Report on Form 8-K by reference.

Senior Aircraft Security Agreement

In connection with entry into the Agreement, HBAC entered into the Senior Aircraft Security Agreement, dated as of March 27, 2012 (the “Senior Aircraft Security Agreement”), by and between HBAC and the Agent. Pursuant to the Senior Aircraft Security Agreement, HBAC granted to the Agent, for the benefit of the Lenders, a security interest in certain aircraft identified by HBAC. Such aircraft collateral serves as collateral for the Senior Tranche Advance.

The foregoing summary of the Senior Aircraft Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, which is filed as Exhibit 10.3 hereto and incorporated into this Current Report on Form 8-K by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material compensatory plan or arrangement.

On March 28, 2012, Hawker Beechcraft Corporation (“HBC”), the Company’s operating subsidiary, amended that certain Employment Agreement dated as of March 23, 2009 by and between HBC and Mr. Worth W. Boisture (the “Original Employment Agreement”). This amendment to the Original Employment Agreement (the “Employment Agreement Amendment”) provides that Mr. Boisture will serve as Chairman of HBC and President of Hawker Beechcraft Defense Company, LLC. The Employment Agreement Amendment also provides that any Severance Payment (as defined in the Original Employment Agreement) to Mr. Boisture will be paid as a lump sum on the 60th day following the termination date (provided that the termination date is on or before March 23, 2014), rather than over a period of 12 months as had been provided for in the Original Employment Agreement. Pursuant to the Employment Agreement Amendment Mr. Boisture waives any right to make any claim that he has any right to terminate his employment for Good Reason (as defined in the Original Employment Agreement) and he waives any right to receive any Severance Payments for any events, actions or circumstances that have occurred at any time prior to March 28, 2012. In addition, the definition of “Good Reason” and the extent of Mr. Boisture’s non-competition obligations were amended to reflect Mr. Boisture’s new titles and responsibilities.

The foregoing summary of the Employment Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, which is filed as Exhibit 10.4 hereto and incorporated into this Current Report on Form 8-K by reference.

Item 7.01. Regulation FD Disclosure.

On March 27, 2012, the Company issued a press release regarding entry into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Current Report on Form 8-K by reference.

Furthermore, HBAC had determined not to pay the interest payments due April 2, 2012, under the 8.5% Senior Fixed Rate Notes or the 8.875/9.625% Senior PIK Election Notes (the “Senior Notes”) issued pursuant to the Indenture dated March 17, 2007, among HBAC, Hawker Beechcraft Notes Company, the Guarantors (as defined therein) Deutsche Bank National Trust Company, as trustee, or the 9.75% Senior Subordinated Notes (the “Subordinated Notes”) issued pursuant to the Indenture dated March 26, 2007, among HBAC, Hawker Beechcraft Notes Company, the Guarantors (as defined therein) and Deutsche Bank National Trust Company, as trustee. The respective indentures for the Senior Notes and the Subordinated Notes each provide that missed interest payments do not give rise to an Event of Default (as defined in the applicable indenture) until the interest payments have been in default for 30 days or more.

The information furnished in this Current Report on Form 8-K under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01. Exhibits.

(d)	Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Description

10.1	Forbearance Agreement and Third Amendment to Credit Agreement, dated as of March 27, 2012, by and among Hawker Beechcraft, Inc., Hawker Beechcraft Acquisition Company LLC, Hawker Beechcraft Limited, the Guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, and certain lenders party thereto

10.2	First Amendment to the U.S. Pledge and Security Agreement, dated as of March 27, 2012, by and among Company, Hawker Beechcraft Acquisition Company LLC, the Guarantors party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent

10.3	Senior Aircraft Security Agreement, dated as of March 27, 2012, by and among Hawker Beechcraft Acquisition Company LLC and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent

10.4	Amendment No. 1 to Employment Agreement, dated as of March 28, 2012, by and between Hawker Beechcraft Corporation and Worth W. Boisture, Jr.

99.1	Press release, dated March 27, 2012

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 2, 2012

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By Hawker Beechcraft, Inc., its Sole Member

/s/ Alexander L.W. Snyder
Alexander L. W. Snyder
Vice President, General Counsel and Secretary

HAWKER BEECHCRAFT NOTES COMPANY

/s/ Alexander L. W. Snyder
Alexander L. W. Snyder
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Forbearance Agreement and Third Amendment to Credit Agreement, dated as of March 27, 2012, by and among Hawker Beechcraft, Inc., Hawker Beechcraft Acquisition Company LLC, Hawker Beechcraft Limited, the Guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent, and certain lenders party thereto

10.2	First Amendment to the U.S. Pledge and Security Agreement, dated as of March 27, 2012, by and among Company, Hawker Beechcraft Acquisition Company LLC, the Guarantors party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent

10.3	Senior Aircraft Security Agreement, dated as of March 27, 2012, by and among Hawker Beechcraft Acquisition Company LLC and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent

10.4	Amendment No. 1 to Employment Agreement, dated as of March 28, 2012, by and between Hawker Beechcraft Corporation and Worth W. Boisture, Jr.

99.1	Press release dated March 27, 2012